Exhibit 99.1

DISTRIBUTED ENERGY SYSTEMS CORPORATION

SEVERANCE BENEFIT PLAN

AND SUMMARY PLAN DESCRIPTION

Effective December 3, 2007

1. Establishment of the Plan. Distributed Energy Systems Corporation (the “Company” or “Employer”) hereby establishes an unfunded “Severance Benefit Plan” (the “Plan”) that is intended to be an “employee welfare benefit plan” within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The Plan is in effect for Covered Employees (as defined below) who are terminated on or after the effective date above and prior to the termination of this Plan (“Covered Period”). This document is intended to serve as the Plan document and the summary plan description of the Plan. This document supersedes and replaces any prior plan, summary plan descriptions, agreements (whether oral or written), summaries, policies, publications, memos or notices regarding the Plan and any other severance, termination or separation benefits for Covered Employees.

2. Purpose. The purpose of the Plan is to establish the conditions under which Covered Employees will receive severance benefits if their employment with the Company is terminated under specific circumstances within the Covered Period. The severance benefits paid under the Plan are intended to assist Covered Employees in making a transition to new employment and are not intended to be a reward for prior service with the Company.

3. Coverage. Coverage of the Plan extends to the employees listed on Schedule A whose employment with the Company is terminated without Cause (as defined below) during the Covered Period (“Covered Employees”).

4. Eligibility for Severance Benefits. A Covered Employee will not be eligible for severance benefits under the Plan if (A) the Company terminates his/her employment for Cause, (B) the Company is sold in either an asset or stock transaction and a Covered Employee is offered employment and he/she rejects or accepts such employment; or (C) he/she voluntarily terminates his/her own employment for any reason.

For the purpose of this Plan and this Plan only, “Cause” is determined by the Company in its sole discretion, and can include, but is not limited to, (X) any act or omission by the Covered Employee that may have an adverse effect on the Company’s business or on such employee’s ability to perform services for the Company, including, without limitation, the commission of any crime (other than ordinary traffic violations); or (Y) any misconduct or neglect of duties by the Covered Employee in connection with the business or affairs of the Company, including, but not limited to, misappropriation of Company assets, failure to perform reasonable assigned duties or excessive absenteeism. Nothing in this Plan shall be construed to provide the Covered Employee with a guarantee of employment and this Plan does not supersede the Company’s policy of at-will employment.

5. Severance Benefits. Provided the Covered Employee complies with all of the terms and conditions contained herein, the Company will pay to the Covered Employee severance pay at the Covered Employee’s base rate of pay (as in effect immediately prior to termination and exclusive of any bonuses, commissions, overtime pay, or other extra forms of compensation) equal to six months of such base rate of pay. The Company may, as determined by the Plan Administrator, pay severance benefits to a Covered Employee in a lump sum or in the form of salary continuation.

In accordance with applicable law, the Company may offset any Covered Employee’s severance benefit under the Plan by the amount of his/her total indebtedness or similar financial obligation to the Company, or any affiliate of a Company, as of his/her termination date.

A Covered Employee shall be entitled to any benefits payable after or on account of termination of employment under any employee pension or welfare benefit plans, stock option plans, or other plans or programs or policies of the Company solely in accordance with their terms and conditions. Except as otherwise provided in the severance benefits package provided by the Company to a Covered Employee, the Covered Employee’s coverage and participation in the plans and programs of the Company generally shall end at termination of employment.

6. Severance Agreement. As a condition of receipt of any severance benefits under the Plan, a Covered Employee shall be required to sign a severance agreement and release provided by the Company (the “Severance Agreement”) and to abide by the provisions of the Severance Agreement. Among other things, the Severance Agreement shall contain a release and waiver of any claims the Covered Employee or his/her representative may have against the Company, its affiliates and/or representatives, and shall release those entities and persons from any liability for such claims including, but not limited to, all employment discrimination claims. Covered Employees are entitled and advised to consult an attorney of their own choosing prior to signing the Severance Agreement.

The Severance Agreement must be signed and returned to the Company within seven calendar days from the date it is received, except as otherwise provided below. Exceptions to this requirement are:

A.	Covered Employees age 40 or older on the date they receive the Severance Agreement and who are terminated pursuant to a group layoff shall have 45 calendar days to review, sign and return the Severance Agreement.

B.	Covered Employees age 40 or older on the date they receive the Severance Agreement and who are not terminated pursuant to a group layoff shall have 21 calendar days to review, sign and return the Severance Agreement.

C.	In addition, all Covered Employees age 40 or older on the date they receive the Severance Agreement shall have seven calendar days to revoke the Severance Agreement after they sign it. If the employee does not revoke the Severance Agreement within seven calendar days of signing it, the Severance Agreement shall become binding and irrevocable. Revocations must be in writing and delivered to the Plan Administrator at:

Distributed Energy Systems Corporation

10 Technology Drive

Wallingford, CT 06492

7. Income Tax Withholding, Payroll Taxes, and Other Deductions. The Company may withhold from any payment under the Plan: (A) any federal, state, or local income or payroll taxes required by law to be withheld with respect to such payment; (B) such sum as the Company may reasonably estimate is necessary to cover any taxes for which the Company may be liable and which may be assessed with regard to such payment; and (C) such other amounts as appropriately may be withheld under the Company’s payroll policies and procedures from time to time in effect.

8. Plan Administration.

A. Type of Administration.

The Plan is Employer administered.

B. Identity and Address of Plan Administrator.

The Plan Administrator shall be one or more individuals appointed by the Company or, if no individual is so appointed, the Company shall be the Plan Administrator. The general administration of the Plan and the responsibility for carrying out its provisions shall be vested in the Plan Administrator. The Plan Administrator shall be the “administrator” within the meaning of Section 3(16) of ERISA and shall have all the responsibilities and duties contained therein.

The Plan Administrator can be contacted at the following address:

Distributed Energy Systems Corporation

10 Technology Drive

Wallingford, CT 06492

C. Decisions, Powers and Duties.

The Plan Administrator’s decisions and determinations (including determinations of the meaning and reference of terms used in the Plan) shall be binding on all persons. The Plan Administrator shall be the “Named Fiduciary” for purposes of ERISA. The Plan Administrator may appoint one or more individuals and delegate such of its powers and duties as it deems desirable to any such individual(s), in which case every reference herein made to the Plan Administrator shall be deemed to mean or include the appointed individual(s) as to matters within their jurisdiction.

The Plan Administrator shall have such powers and discretion as are necessary to discharge its duties, including, but not limited to, interpretation and construction of the Plan, the determination of all questions of eligibility, participation and benefits and all other related or incidental matters, and such duties and powers of plan administration that are not assumed from time to time by any other appropriate entity, individual or institution. The Plan Administrator shall decide all such questions in its discretion and in accordance with the terms of the controlling legal documents and applicable law, and its decision will be binding on the Covered Employee, the Covered Employee’s spouse or other dependent or beneficiary and all other interested parties.

The Plan Administrator shall discharge its duties with respect to the Plan solely in the interest of the participants and their beneficiaries, with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like objectives.

The Plan Administrator may adopt rules and regulations of uniform applicability in its interpretation and implementation of the Plan.

D. Proof of Information.

The Plan Administrator may require that each Covered Employee or other person submit, in such form as it shall deem reasonable and acceptable, proof of any information which the Plan Administrator finds necessary or desirable for the proper administration of the Plan.

E. Records and Disclosures.

The Plan Administrator shall maintain such records as are necessary to carry out the provisions of the Plan. The Plan Administrator shall also make all disclosures that are required by ERISA and any subsequent amendments thereto.

F. Mistakes.

If there has been a mistake in the amount of a participant’s benefits paid under the Plan, the mistake may be corrected by the Plan Administrator when the mistake is discovered. The mistake may be corrected in any reasonable manner authorized by the Plan Administrator (e.g., by offset against payments remaining to be paid or by payments between the Covered Employee and the Company). In appropriate circumstances (as determined in the Plan Administrator’s sole discretion), the Plan Administrator may waive the making of any correction.

9. Expenses. All costs and expenses incurred in administering the Plan, including the expenses of the Plan Administrator, shall be borne by the Company.

10. Indemnification. To the extent permitted by law, the Plan Administrator, Company employees, officers and directors, and agents and representatives acting on behalf of the Plan Administrator shall be indemnified by the Company and held harmless against any claims and the expenses of defending against such claims, resulting from any action or conduct relating to the administration of the Plan except to the extent that such claims arise from gross negligence, willful neglect, or willful misconduct.

11. Plan Not an Employment Contract. The Plan is not an express or implied contract between the Company and any Covered Employee, nor is it a condition of employment of any Covered Employee. Nothing contained in the Plan gives, or is intended to give, any Covered Employee the right to be retained in the service of the Company, or to interfere with the right of the Company to discharge or terminate the employment of any Covered Employee at any time and for any reason. No Covered Employee shall have the right or claim to benefits beyond those expressly provided in this Plan, if any. All rights and claims are limited as set forth in the Plan.

12. Separability. In case any one or more of the provisions of this Plan (or part thereof) shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions hereof, and this Plan shall be construed as if such invalid, illegal or unenforceable provisions (or part thereof) never had been contained herein.

13. Non-Assignability. No right or interest of any Covered Employee in the Plan shall be assignable or transferable in whole or in part either directly or by operation of law or otherwise, including, but not limited to, execution, levy, garnishment, attachment, pledge or bankruptcy, provided, however, that this provision shall not be applicable in the case of obligations of a Covered Employee to the Company.

14. Code Section 409A.

A. Notwithstanding anything herein to the contrary, this Plan shall be construed and interpreted in a manner so as not to trigger adverse tax consequences under Section 409A of the Code and the rulings and regulations issued thereunder. The Company may amend this Plan in any manner necessary to comply with Code Section 409A or any other applicable laws, with or without the consent of the Covered Employee. Furthermore, to the extent necessary to comply with Code Section 409A, the payment terms for any of the payments or benefits payable hereunder shall be amended without the Covered Employee’s consent to comply with Code Section 409A.

B. Notwithstanding any provision to the contrary in this Plan, no payment or benefit to which the Covered Employee otherwise would become entitled under this Plan shall be made or provided prior to the earlier of (i) the day following the expiration of the six month period measured from the date of the Covered Employee’s “separation from service” with the Company (as such term is defined in Treasury Regulations issued under Code Section 409A) or (ii) the date of the Covered Employee’s death, if the Covered Employee is deemed by the Company at the time of such separation from service to be a “key employee” within the meaning of that term under Code Section 416(i) (to which determination the Covered Employee agrees as a condition of participation in the Plan) and such delayed commencement is otherwise required in order to avoid a prohibited distribution under Code Section 409A(a)(2). Upon the expiration of the applicable Code Section 409A(a)(2) deferral period, all payments and benefits deferred pursuant to this Section (whether they would have otherwise been payable in a single sum or in installments in the absence of such deferral) shall be paid or reimbursed to the Covered Employee in a lump sum, and any remaining payments and benefits due under this Plan shall be paid or provided in accordance with the normal payment dates specified for them herein.

15. Amendment or Termination. The Company reserves the right to modify, amend or terminate the Plan in whole or in part at any time without prior notice to Covered Employees in order to comply with applicable laws, rules and regulations. Such amendment, modification or termination shall be effected by a written instrument executed by an authorized officer of the Company. All other modifications or amendments must have the affected Covered Employee’s written consent. In no event shall any amendment, modification or termination reduce or diminish any severance benefits owing under the Plan for terminations of employment prior to the date of such amendment or termination without the consent of the Covered Employee to whom the benefits are owed.

16. Integration with Other Pay or Benefits Requirements. The severance benefits provided for in the Plan are the maximum benefits that the Company will pay. To the extent that the Company owes any amounts in the nature of severance benefits under any other program, policy, agreement or plan of the Company, or to the extent that any federal, state or local law, including, without limitation, so-called “plant closing” laws, requires the Company to give advance notice or make a payment of any kind to a Covered Employee because of such employee’s involuntary termination due to a layoff, reduction in force, plant or facility closing, sale of business, or similar event, the benefits provided under this Plan or the other arrangement shall either be reduced or eliminated to avoid any duplication of payment. The Company intends for the benefits provided under this Plan to satisfy any and all statutory obligations that may arise out of a Covered Employee’s involuntary termination for the foregoing reasons and the Plan Administrator shall so construe and implement the terms of the Plan.

17. Plan Name and Type. The name of the severance program is the Distributed Energy Systems Corporation Severance Benefits Plan. The Plan is intended to constitute an “Employee Welfare Benefits Plan” under Department of Labor Regulation Section 2510.3-2(b) and other applicable regulations and statutes. Accordingly, benefits hereunder shall not be contingent on retirement, shall not exceed twice the annual compensation of the Covered Employee participating in the Plan, and shall be completed within 24 months of termination of employment. No individual may, in any case, become entitled to additional benefits or other rights under this Plan after the Plan is terminated. Under no circumstances, will any benefit under this Plan ever vest or become nonforfeitable. The Plan shall be construed and interpreted in a manner consistent with the foregoing intent.

18. Funding. Benefits shall be paid from the general assets of the Company and shall not be funded by trust or otherwise. Nothing herein shall be deemed to create a trust of any kind.

19. Duration of Plan. The Plan shall continue in force until terminated by the Company.

20. Name and Address of Employer. The Plan is sponsored by:

Distributed Energy Systems Corporation

10 Technology Drive

Wallingford, CT 06492

21. Employer and Plan Identification Number. The Internal Revenue Service has assigned the Company the following employer identification number: 20-0177690. The ERISA plan number assigned to this Plan is 502.

22. Claims Procedure. Ordinarily, severance benefits will be paid to Covered Employees without their having to file a claim or take any action other than signing a Severance Agreement as provided in Section 6 of this Plan and, where applicable, not revoking such agreement during the applicable revocation period. Any Covered Employee who believes he/she is entitled to severance benefits under the Plan that are not being paid may submit a written claim for payment to the Plan Administrator. Any claim for benefits shall be in writing, addressed to the Plan Administrator and must be sufficient to notify the Plan Administrator of the benefit claimed. If the claim of a Covered Employee is denied, the Plan Administrator shall within a reasonable period of time provide a written notice of denial to the Covered Employee. The notice will include the specific reasons for denial, the provisions of the Plan on which the denial is based, and the procedure for a review of the denied claim. Where appropriate, it will also include a description of any additional material or information necessary to complete or perfect the claim and an explanation of why that material or information is necessary. The Covered Employee may request in writing a review of a claim denied by the Plan Administrator and may review pertinent documents and submit issues and comments in writing to the Administrator. The Plan Administrator shall provide to the Covered Employee a written decision upon such request for review of a denied claim. The decision of the Plan Administrator upon such review shall be final.

23. Agent for Service of Legal Process. Legal process with respect to claims under the Plan may be served on the Plan Administrator.

24. Fiscal Year and Plan Year. The Plan and its records are kept on a rolling basis. The first plan year began December 1, 2007 and ends on November 30, 2008. Subsequent plan years are the 12-month period beginning December 1 and ending November 30.

25. Statement of ERISA Rights. The following statement is required by federal law and regulations. ERISA provides that all program participants shall be entitled to:

A. Examine, without charge at the Plan Administrator’s office and at other specified locations, such as work sites, all Plan documents, and copies of all documents filed by the Plan with the U.S. Department of Labor, such as detailed annual reports and Plan descriptions.

B. Obtain copies of all Plan documents and other Plan information upon written request to the Plan Administrator. The Plan Administrator may make a reasonable charge for copies.

C. Receive a copy of a summary of the Plan’s annual financial report if the Plan covers 100 or more people. The Plan Administrator is required by law to furnish each Covered Employee with a copy of this Summary Annual Report.

D. Obtain a statement advising the Covered Employee whether he/she has a right to receive benefits under the Plan and what benefits the Covered Employee may receive. This statement must be requested in writing and is not required to be given more than once a year. The Plan Administrator must provide the statement free of charge.

In addition to creating rights for Plan participants, ERISA imposes duties upon the people who are responsible for the operation of the Plan. The people who operate the Plan, called “fiduciaries” of the Plan, have a duty to do so prudently and in the interest of Plan participants and beneficiaries. No one, including the Company, or any other persons may fire a Covered Employee or otherwise discriminate against a Covered Employee in any way to prevent a Covered Employee from obtaining a benefit under the Plan or exercising the employee’s rights under ERISA.

If a Covered Employee’s claim for a benefit is denied in whole or in part, the Covered Employee must receive a written explanation of the reason for the denial. The Covered Employee has the right to have the Plan Administrator review and reconsider such employee’s claim. Under ERISA, there are steps a Covered Employee can take to enforce the above rights. For instance, if the Covered Employee requests materials from the Plan Administrator and does not receive them within 30 days, the Covered Employee may file suit in a federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay the Covered Employee up to $110 per day until such employee receives the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator.

If a Covered Employee’s claim for benefits is denied or ignored, in whole or in part, the Covered Employee may file suit in a state or federal court. If the Plan fiduciaries misuse the Plan’s funds, or if a Covered Employee is discriminated against for asserting his/her rights, such employee may seek assistance from the U.S. Department of Labor, or may file suit in a federal court. The court will decide who should pay court costs and legal fees.

If a Covered Employee is successful, the court may order the person sued to pay costs and fees. If the Covered Employee loses, the court may order the Covered Employee to pay these fees (for example, if the claim is frivolous). Covered Employees should contact the Plan Administrator concerning questions about the Plan. Covered Employees who have any questions about this statement or rights under ERISA should contact the nearest area office of the Employee Benefits Security Administration, U.S. Department of Labor listed in the his/her telephone directory or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue, N.W., Washington, D.C. 20210.

26. Governing Law. The Plan and the rights of all persons under the Plan shall be construed in accordance with and under applicable provisions of ERISA, and the regulations thereunder, and the laws of the State of Connecticut (without regard to conflict of laws provisions) to the extent not preempted by federal law.

27. Approval and Execution of Plan Document. This Plan document has been reviewed and approved by the Company’s Board of Directors and is executed on behalf of the Company by the undersigned duly authorized officer of Distributed Energy Systems Corporation.

/s/ Paul F. Koeppe
	By:	Paul F. Koeppe
Date: December 3, 2007	Its:	Compensation Committee Chairman

Schedule A

Covered Employees

Peter J. Tallian

Erika Schramm

Betsy Anderson